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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Forms S-8 No. 333-36933 and S-8 No. 333-61717 pertaining to the Specialty Care Network, Inc. 1996 Equity Compensation Plan of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule of Specialty Care Network, Inc. and subsidiaries included in the Annual Report on Form 10-K of Specialty Care Network, Inc. for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       Ernst & Young LLP

Denver, Colorado
April 6, 1999